Exhibit 99.1
Outlook Page 14 December Fiscal Quarter Revenue $680 to $720 Million EPS GAAP $0.11 to $0.15 Restructuring Charge $0.07 Non-GAAP EPS $0.18 to $0.22 Assumes 30% effective tax rate